UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities

As of December 1, 2023, Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (“Class I Common Shares”) (with the final number of shares being determined on December 20, 2023) to feeder vehicles primarily created to hold the Fund’s Class I Common Shares. The offer and sale of these Class I Common Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of December 1, 2023 (number of shares finalized on December 20, 2023)	3,895,189	$95,405,639

Item 7.01.	Regulation FD Disclosures

December 2023 Distributions

On December 20, 2023, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Previously Declared Special Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1800	$0.0200	$0.0000	$0.2000
Class S Common Shares	$0.1800	$0.0200	$0.0177	$0.1823
Class D Common Shares	$0.1800	$0.0200	$0.0052	$0.1948

The distributions for each class of Shares are payable to shareholders of record as of the open of business on December 29, 2023 and will be paid on or around January 29, 2024. These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

On December 20, 2023, the Fund announced that its Board of Trustees declared special distributions totaling $0.06 per share to be distributed in three consecutive monthly payments of $0.02 per share. Payments will be made to shareholders of record as of January 31, 2024, February 29, 2024 and March 29, 2024, on or around February 28, 2024, March 27, 2024 and April 26, 2024, respectively. The special distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

(All figures as of November 30, 2023, unless otherwise noted)

For the month ended November 30, 2023, the Fund’s net asset value (“NAV”) per share was $24.49, compared to $24.41 as of October 31, 2023. The Fund’s 1-month, 3-month, year-to-date, 12-month, and annualized inception-to-date returns through November 30, 2023 for Class I Common Shares were 1.16%, 2.35%, 14.64%, 15.82%, and 7.26%, respectively (inception date was January 7, 2022).1 The Fund’s annualized distribution rate, including the distribution declared on December 20, 2023 and the special distribution announced on September 25, 2023 is 9.80% (for Class I Common Shares) as of December 20, 2023.2

As of November 30, 2023, our portfolio was approximately $6.5 billion based on fair market value across 172 portfolio companies and 44 industries. Our portfolio consisted of 99% first lien debt investments and 95% floating rate debt investments based on fair market value. The weighted average EBITDA of our directly originated debt investments was $266 million3, and the overall portfolio’s net loan-to-value, weighted-average net leverage, and interest coverage were 40%, 4.6x, and 2.3x, respectively.4 As of November 30, 2023, there were no investments on non-accrual status.

As of November 30, 2023, the Fund’s net leverage ratio was 0.68x5, and we had approximately $1.7 billion of excess availability under our secured funding facilities.6

Select Recent Transaction Highlights

EG Group

In November 2023, Apollo served as Lead Arranger on a $500 million financing facility for Euro Garages (“EG Group”) to refinance its existing debt. EG Group is a global independent petrol station player, operating in 7 European countries, the U.S. and Australia. Apollo was able to have a lead role in the transaction due to its long relationship as a lender to EG Group, industry expertise, and strong underwriting capabilities. ADS participated in the transaction alongside other Apollo funds.

Varsity Brands

In November 2023, Apollo served as Lead Arranger on a $450 million financing facility for Varsity Brands (“Varsity” or “Company”) to refinance its existing debt. The Company provides sports, cheerleading and achievement related products to schools, colleges and youth organizations in the United States. Varsity uses its network of over 1,800 field reps to develop relationships with school districts and promote sales across divisions. Apollo leveraged its strong underwriting capabilities to meet the bespoke needs of Varsity and take on a lead role in the financing. ADS participated in the transaction alongside other Apollo funds.

1.

For Class S common shares, ADS generated returns of 1.09%, 2.13%, 13.77%, 14.85%, and 6.31% for 1-month, 3-month, year-to-date, 12-month, and annualized inception-to-date returns through November 30, 2023 (inception date is February 1, 2022), respectively. For Class D common shares, ADS generated returns of 1.14%, 2.29%, 14.39%, 15.53%, and 13.98% for 1-month, 3-month, year-to-date, 12-month, and annualized inception-to-date returns through November 30, 2023 (inception date is July 1, 2022), respectively.

2.

The annualized distribution rate is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate, including the distribution declared on December 20, 2023 and excluding the special distribution announced on September 25, 2023, is 8.82% for Class I Common Shares, 7.95% for Class S common shares and 8.56% for Class D common shares as of December 20, 2023.

3.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBTIDA).

4.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA). Net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

5.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

6.	Includes borrowing base availability under secured financing facilities, cash and net receivables from investments.

Item 8.01.	Other Events.

Net Asset Value and Portfolio Update

The NAV per share of each class of the Fund’s Shares as of November 30, 2023, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of November 30, 2023
Class I Common Shares	$24.49
Class S Common Shares	$24.49
Class D Common Shares	$24.49

As of November 30, 2023, the Fund’s aggregate NAV was $3.8 billion, the fair value of its investment portfolio was approximately $6.5 billion and it had approximately $2.8 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.73x. The Fund’s net leverage ratio as of November 30, 2023 was approximately 0.68x.1

1.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	40,513,831	$973,734,084
Class S Common Shares	33,840,926	$817,817,441
Class D Common Shares	300,825	$7,216,568
Private Offering:
Class I Common Shares	100,967,910	$2,480,373,842
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	175,623,493	$4,279,141,935

*	Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: December 20, 2023	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary

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